SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2007

Commission File Number 000-51158

TRUEYOU.COM INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

Item 1.01 Entry into a Material Definitive Agreement.

          (a) On May 7, 2007 (the “Closing Date”), TrueYou.Com Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Securities Purchase Agreement with Laurus Master Fund, Ltd. (the “Purchaser”), pursuant to which (i) the Company sold to the Purchaser a Secured Term Note in the aggregate principal amount of $54,650,000 (the “Note”); and (ii) the Company issued to the Purchaser Series D Warrants (the “Series D Warrants”) and Series E Warrants (the “Series E Warrants”) collectively the “Warrants”) to purchase up to 29,276,583,452 shares and 9,245,236,880 shares, respectively (collectively, the “Warrant Shares”), of the Company’ common stock, par value $0.001 per share (the “Common Stock”). The Note amends, restates and replaces, and will evidence and govern the indebtedness and certain other obligations outstanding on May 7, 2007, under that certain Secured Term Note issued by the Company to Laurus dated as of June 30, 2006 in the original principal amount of $25,000,000 which original note was accelerated by Laurus due to a previous default by the Company.

          The following describes certain of the material terms of the financing transaction with the Purchaser. The description set forth below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

          On the Closing Date, the obligations of the Company to Laurus under the June 30, 2006 note were repaid and the Company received $25,900,000 in new cash proceeds from the Note and placed $8,069,243 in a restricted account to be utilized to prefund interest of the Note. Other disbursements include a closing payment of $906,500 to Laurus Capital Management, LLC, an affiliate of Laurus, Laurus’s due diligence and structuring expenses of $10,000 and escrow agent fees of $2,000. The sum of $4,000,000 was wired to a Company account and an additional $12,912,256 was deposited to a restricted account to be disbursed to the Company in accordance with the Restricted Account Letter Agreement dated May 4, 2007, which provides that the Company must meet certain financial conditions including reaching settlements with creditors before further money is released.

          The Note matures on May 4, 2010. Interest accrues on the unpaid principal amount of the Note at a rate per annum equal to the “prime rate” published in The Wall Street Journal (the “Prime Rate”), plus two percent (2%) per annum (such sum being referred to as the “Contract Rate”). Interest is (i) calculated on the basis of a 360 day year on the unpaid principal amount of the Note outstanding from time to time during the applicable period; and (ii) payable monthly, in arrears, commencing on May 1, 2007, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise. The Contract Rate may be increased by 2% per annum in the event that sufficient shares of the Common Stock are not authorized to allow the Purchaser to exercise all of the Warrants by December 31, 2007, as described in the Purchase Agreement, and shall remain at such higher rate until such time as a sufficient number of such shares are authorized.

          The Company may prepay the Note by paying to the Purchaser a sum of money equal to (i) one hundred percent (100%) of the principal amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to Purchaser arising under the Note, the Purchase Agreement or any other Related Agreement.

          The payment of all obligations of the Company under the Purchase Agreement, the Note and the Related Agreements are guaranteed by Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC, Wild Hare, LLC, Dischino Corporation, Anushka PBG Acquisition Sub, LLC, Anushka Boca Acquisition Sub, LLC, Wild Hare Acquisition Sub, LLC (collectively, the “Guarantors” or “Subsidiaries”), pursuant to a Subsidiary Guaranty dated June 30, 2006, and are secured by all of the assets of the Company and the Guarantors pursuant to a Master Security Agreement and an Intellectual Property Security Agreement each dated June 30, 2006. In addition, the Company and certain of its subsidiaries pledged their respective ownership interests in their Subsidiaries pursuant to a Stock Pledge Agreement. If an Event of Default occurs under the Purchase Agreement, the Note or any other Related Agreement (as defined in the Purchase Agreement), the Purchaser has the right to accelerate payments under the Note and, in addition to any other remedies available to it, to foreclose upon the assets securing such obligations.

          In connection with the issuance of the Warrants, the Company entered into a Registration Rights Agreement dated May 4, 2007 with the Purchaser, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Warrant Shares within one year and to cause the registration statement to become effective within 90 days following the filing of such registration statement.

          The Warrants issued to the Purchaser have a 10-year term and an exercise price equal to $.001 per share. Under the Purchase Agreement, if the conditions set forth in the Purchase Agreement are met within three years, then the Series E Warrant will be returned to the Company. The Company has agreed to issue a like warrant to Richard Rakowski, Chairman of the Company. The conditions include that all of the Company’s obligations to Purchaser have been repaid and that the Company’s Total Debt (as defined) divided by the aggregate amount of EBITDA (as defined) for a 12 month period has not exceeded 4.0 for four consecutive months.

          If exercised in full, the Warrants issued to Laurus would constitute approximately 75% of the issued and outstanding Common Stock of the Company on a fully diluted basis provided however that such Warrants contain a “blocker” provision pursuant to which Laurus cannot exercise such Warrants to acquire more than 9.99% of the then outstanding shares of Common Stock of the Company provided further that such limitation may be waived by the Holder on not less than 61 days prior notice to the Company. The Warrants further provide that such limitation is automatically null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement).

          The Company has agreed to use its best efforts to cause its certificate of incorporation to be amended to increase the number of authorized shares of Common Stock to such number as shall be sufficient to permit the exercise in full of the Warrants (such amount, the “Share Amount”). If the Purchaser notifies the Company at any time prior to the effective date of such amendment that it desires to exercise the Warrants prior to such effective date, the Company will promptly issue to the Purchaser, in exchange for the Warrants, substitute warrants exercisable to purchase that number of shares of its Series B Convertible Preferred Stock that are, upon authorization of the Share Amount, immediately convertible into the number of shares of Common Stock that would then have been issuable upon exercise of the Warrants in full if the certificate of incorporation of the Company had then provided for sufficient authorized shares of

Common Stock to satisfy such exercise, and otherwise containing substantially the same terms and provisions as the Warrants. In the event that effective date of the amendment authorizing the Share Amount does not occur by December 31, 2007 as described in the Purchase Agreement, the Contract Rate of the Note may be increased by 2% per annum and shall remain at such higher rate until such time as the Share Amount is authorized.

          In anticipation of the Laurus financing and as previously reported, in March 2007 the Company borrowed a total of $4,000,000 from North Sound Legacy International, Ltd., North Sound Legacy Institutional Fund, Ltd., Andrew D. Lipman and Seapine Investments, LLC (collectively “March 2007 Investors”). In connection with such loans, the March 2007 Investors,, Laurus and the Company entered into an Intercreditor and Collateral Agency Agreement (“Inter-Creditor Agreement”) relating to the obligations of the Company to the March 2007 Investors and Laurus which Inter-Creditor Agreement has been previously filed by the Company with its Current Report on Form 8-K dated March 28, 2007.

          The foregoing is not a complete description of the Inter-Creditor Agreement and is qualified in its entirety by reference to such agreement which is included as an exhibit to this Current Report.

          (b) On May 7, 2007, Advanced Aesthetics, LLC and Klinger Advanced Aesthetics, Inc. as Sellers and both wholly-owned subsidiaries of the Company, entered into a Purchase and Sale Agreement pursuant to which Sellers sold all of the Company’s spa/salons to GK Acquisition LLC, an unaffiliated third party. The agreement provides that the sale transaction is effective for accounting and profit/loss purposes as of April 1, 2007. The sale was implemented by the sale of the equity interests of various subsidiary entities of Sellers as well as an assignment of leases. The Purchase and Sale Agreement contain indemnification obligations of both Sellers and Buyer. The sale includes all of the inventory, furniture, fixtures and equipment in the spa/salons and business and includes all rights in and to the name Georgette Klinger and various related intellectual property.

          In consideration for the sale, Buyer assumed $1,450,000 of accounts payable relating to the business as well as all outstanding gift card liability of the spa/salons. In addition Purchaser issued a note to the Sellers in the amount of $150,000 due in 60 days.

          The parties also entered into various agreements in connection with the sale including a Transition Services Agreement pursuant to which the Sellers will provide transitional services to the Buyer as well as a Cosmedicine Supply Agreement pursuant to which the Company will supply the Buyer with Cosmedicine products. Pursuant to the transaction, the Sellers agreed not to compete with the business for a period of three years. The obligations of the Sellers are guaranteed by the Company.

          In connection with the sale, on May 7, 2007 the Company and Laurus entered into a Waiver and Consent Agreement whereby Laurus released its security interest in the assets sold in connection with the Purchase and Sale Agreement.

          The foregoing describes certain of the material terms of the sale transaction with the Buyer. The description is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction which are included as exhibits to this Current Report.

          (c) On May 7, 2007, and in accordance with letter agreements dated March 12, 2007, each of the holders of the Company’s Series C Preferred Stock, Series D Preferred Stock and the holders of its Senior Subordinated Indebtedness and Subordinated Indebtedness aggregating an original principal amount of $14,038,710 and issued on May 9, 2006, July 11, 2006, and December 22, 2006 converted their shares of Preferred Stock and indebtedness, as the case may be, into shares of a newly created Series E Convertible Preferred Stock of the Company. The conversion was in connection with and as a condition to the Laurus financing and the issuance of Warrants by the Company to Laurus as described in this Current Report. An additional $1,000,000 of Subordinated Debt was also converted into Series E Convertible Preferred Stock of the Company.

          To implement the conversion, on May 7, 2007, the Company amended its certificate of incorporation and created a new Series E Convertible Preferred Stock. The Series E Preferred Stock is being utilized because the Company does not have sufficient authorized shares of Common Stock as described in this Report and previous SEC filings by the Company and ranks pari passu with the existing Series B Preferred Stock of the Company.

          The foregoing describes certain of the material terms of the transaction with the holders described above. It is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, the form of which is included as an exhibit to this Current Report.

          (d) On May 7, 2007, the Company entered into a Consulting Agreement with Richard Rakowski, Chairman of the Company, pursuant to which Mr. Rakowski will provide consulting services for the Company. He will receive a fee at the annual rate of $295,000 from May 1, 2007, to August 31, 2007. From September 1, 2007, to December 31, 2007, the equivalent annual fee will decrease to $175,000 and from July 1, 2008 and thereafter, the equivalent rate will decrease to $125,000. In addition the Agreement provides that in the event that Mr. Rakowski is successful in specified transactions involving the Company, he is entitled to a success fee of 2.5% of the actual cash provided to the Company in such transactions in connection therewith. The agreement may be terminated at any time by either party.

          The foregoing is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreement entered into which is included as an exhibit to this Current Report.

Item 1.02. Termination of Material Definitive Agreement. On May 7, 2007, Klinger Advanced Aesthetics (“KAA”) entered into an agreement with Johns Hopkins Medicine, Johns Hopkins University and Johns Hopkins Health Systems Corporation, pursuant to which the Consulting and Services Agreement between Advanced Aesthetics, Inc. and Johns Hopkins Medicine dated November 23, 2003, as amended was terminated effective April 13, 2007. Under the Agreement, KAA is required to pay Johns Hopkins $369,565 by July 31, 2007, and as of the effective date, Johns Hopkins will no longer provide services to KAA and KAA will no longer use the Johns Hopkins name in its medical facilities.

          The May 7, 2007, agreement also provides that the License and Management Agreement between Johns Hopkins University and Klinger Advanced Aesthetics, LLC relating to the Company’s Chevy Chase, Maryland facility is terminated effective May 13, 2007, and that KAA shall pay Johns Hopkins all amounts due under that agreement by May 21, 2007.

          The foregoing is not intended to be a complete description of the transaction which is qualified in its entirety by reference to the agreement entered into and which is included as an exhibit to this Current Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

          Reference is made to Item 1.01(b) of this Current Report, which Item is incorporated herein by reference, for a description of the Company’s sale of its store/salons to GK Acquisition, LLC. Reference is also made to Item 9.01(b) for Pro Forma Financial Information filed with this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          Reference is made to Item 1.01 of this Current Report, which Item is incorporated herein by reference, for a description of the terms of the sale of the Note and the Warrants to the Purchaser.

Item 3.02. Unregistered Sales of Equity Securities.

          Reference is made to Item 1.01 of this Current Report, which Item is incorporated herein by reference, for a description of the terms of the issuance of the Warrants and Series E Preferred Stock. The Warrants and shares of Series E Preferred Stock described in this Report were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

Item 5.03. Amendments to Articles of Incorporation, By-Laws; Change in Fiscal Year Period.

          Reference is made to Item 1.01(d) of this Current Report which item is hereby incorporated by reference relating to the Amendment of the Company’s Certificate of Incorporation to include a new Series E Convertible Preferred Stock.

Item 8.01. Other Events.

          Commencing in August of 2007, Klinger Advanced Aesthetics, Inc., a subsidiary of the Company, is planning to sell selected products of its Cosmedicine skin care line through direct to consumer television programming on the Home Shopping Network. Cosmedicine is currently available in the United States at Sephora stores, Sephora’s website, Cosmedicine.com and spa locations formerly operated by the Company and which spa locations have been sold to GK Acquisitions LLC as described in Item 1.01(b) of this Current Report.

Item 9.01. Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Reference is made to Item 1.01(b) of this Current Report, which Item is incorporated herein by reference, for a description of the Company’s sale of its stores/salons to GK Acquisition LLC. The pro forma financial information presented is for the most recent fiscal year ended July 1, 2006 (income statement), and most recently filed quarter ended September 30, 2006 (balance sheet and income statement).

The pro forma presentation shows the historical financial statements and the pro forma adjustments related to the stores/salons that were sold. The remaining business shown represents the remaining wholesale business of TrueYou.com.

Assumptions were used to allocate expenses to the stores/salons that were sold, including the allocation of corporate overhead.

These pro forma statements should be read in conjunction with the historical financial statements used in the preparation of such pro forma statements. Pro forma information presented is not necessarily indicative of that which would have been attained had the transaction occurred at an earlier date.

The required pro forma financial information is contained in Exhibit 99.1 to this report, which is incorporated herein by reference.

(d)	Exhibits

10.1	Amended and Restated Securities Purchase Agreement dated as of May 4, 2007, including disclosure schedules, between Laurus Master Fund, Ltd. and TrueYou.Com Inc.

10.2	Amended and Restated Secured Term Note dated as of May 4, 2007 between Laurus Master Fund, Ltd. and TrueYou.Com Inc.

10.3	Laurus Master Fund, Ltd. Common Stock Purchase Warrant to purchase 9,245,236,880 shares of Common Stock dated May 4, 2007.

10.4	Laurus Master Fund, Ltd. Common Stock Purchase Warrant to purchase 29,276,583,452 shares of Common Stock dated as of May 4, 2007.

10.5	Registration Rights Agreement between TrueYou.Com Inc. and Laurus Master Fund, Ltd. dated as of May 4, 2007.

10.6	Reaffirmation, Ratification and Amendment Agreement dated as of May 4, 2007 among Laurus Master Fund, Ltd., TrueYou.Com Inc., Klinger Advanced Aesthetics, Inc., Advanced Aesthetics Sub, Inc., Advanced Aesthetics, LLC, Klinger Advanced Aesthetics, LLC, Anushka PBG, LLC, Anushka Boca, LLC, Wild Hare, LLC, Dischino Corporation, Anushka PBG Acquisition Sub, LLC and Anushka Boca Sub, LLC.

10.7	Restricted Account Agreement dated as of May 4, 2007 among North Fork Bank, TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.8	Side letter dated as of May 4, 2007 re warrants between TrueYou.Com Inc. and Laurus Master Fund, Ltd.

10.9	Amended and Restated Funds Escrow Agreement dated as of May 4, 2007 among TrueYou.Com Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLP.

10.10	Escrow Release Letter dated as of May 4, 2007 between TrueYou.Com Inc. and Loeb & Loeb LLP.

10.11	Letter Agreement dated May 4, 2007 between Laurus Master Fund, Ltd. and TrueYou.Com Inc. in connection with the restricted account.

10.12	Purchase and Sale Agreement dated as of May 7, 2007 including exhibits and schedules among Advanced Aesthetics, LLC, Klinger Advanced Aesthetics, Inc. and GK Acquisition, LLC.

10.13	Waiver and Consent dated as of May 7, 2007 between the Company and Laurus Master Fund Ltd. re waiver of Amended and Restated Securities Purchase Agreement dated May 4, 2007 and related documents in connection with the Purchase and Sale Agreement with GK Acquisition, LLC.

10.14	Certificate of Designation of the Series E Convertible Preferred Stock of TrueYou.Com Inc. effective May 7, 2007.

10.15	Agreement between Klinger Advanced Aesthetics and Johns Hopkins Medicine, Johns Hopkins University and Johns Hopkins Health Care System.

10.16	Consulting Agreement dated as of May 4, 2007 between Klinger Advanced Aesthetics and Richard Rakowski.

10.17	Form of March 12, 2007 letter re conversion by holders of Series C Preferred Stock, Series D Preferred Stock and bridge lenders to TrueYou.Com Series E Convertible Preferred Stock.

99.1	Pro Forma Financial Information.

SIGNATURES

          Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 11, 2007

TRUEYOU.COM INC.

	By	/s/ Matthew Burris
Name: Matthew Burris
Title: Chief Financial Officer